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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to use of our report dated March 15, 2002, with respect to the consolidated financial statements of Yodlee, Inc. included in the Annual Report (Form 10-K) of S1 Corporation for the period from inception (February
1999) to December 31, 1999 and for each of the two years in the period ended December 31, 2001 filed with the Securities and Exchange Commission.


                                        /s/ Ernst and Young LLP


Palo Alto, California
March 29, 2002